UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

 (203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2016, Chemtura Corporation (“Chemtura” or the “Company”) held its 2016 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Chemtura’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 1, 2016 (the “Proxy Statement”). The results of the shareholder vote are as follows:

a.	Messrs. Jeffrey D. Benjamin, Timothy J. Bernlohr, James W. Crownover, Robert A. Dover, Jonathan F. Foster, Craig A. Rogerson, John K. Wulff and Ms. Anna C. Catalano were each elected by the shareholders to a term to expire in 2017 or until their respective successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey D. Benjamin	52,959,372	4,302,931	2,876,153
Timothy J. Bernlohr	56,707,399	553,465	2,876,153
Anna C. Catalano	56,853,435	410,601	2,876,153
James W. Crownover	56,672,099	592,249	2,876,153
Robert A. Dover	57,120,160	141,176	2,876,153
Jonathan F. Foster	56,287,282	973,873	2,876,153
Craig A. Rogerson	55,382,710	1,829,525	2,876,153
John K. Wulff	57,054,573	204,138	2,876,153

b.	The shareholders approved, on an advisory (non-binding) basis, the compensation paid to Chemtura’s named executive officers as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related disclosures.

For	Against	Abstain	Broker Non-Votes
56,119,178	1,098,404	54,961	2,876,153

c.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstain
59,760,880	339,256	48,560

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date: May 9, 2016